Exhibit 99.1

UNION PACIFIC REPORTS RECORD FIRST QUARTER EARNINGS

FOR IMMEDIATE RELEASE:

First Quarter 2008 Records

•	Fully diluted earnings per share increased 21 percent to $1.70.

•	Operating revenue totaled $4.3 billion, up 11 percent.

•	Operating income grew 10 percent to $788 million.

•	Net income increased 15 percent to $443 million.

OMAHA, Neb., April 24, 2008 – Union Pacific Corporation (NYSE: UNP) today reported 2008 first quarter net income of $443 million, or $1.70 per diluted share, compared to $386 million, or $1.41 per diluted share in the first quarter of 2007.

“Overall, it was a solid quarter for us as we converted profitable revenue growth and reliable, efficient service into record earnings despite a soft economic environment,” said Jim Young, Chairman and Chief Executive Officer.

2008 First Quarter Summary

In the first quarter of 2008, Union Pacific reported operating income of $788 million compared to $719 million in first quarter of 2007, a 10 percent improvement.

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The Company’s freight revenue grew 11 percent in 2008 to a quarterly best of $4.1 billion. All six business groups posted record first quarter revenue, while three groups, Agricultural, Chemical and Energy, set all-time marks. The main driver of revenue growth was an 11 percent increase in average revenue per car (ARC), which reached a quarterly record of $1,738 per car in the first quarter 2008. Core pricing gains and greater fuel cost recovery each contributed approximately half of the overall ARC increase.

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•	Business volumes in the first quarter of 2008, as measured by total revenue carloads, were flat at 2.3 million.

•	The Railroad’s 2008 average quarterly fuel price, including transportation and taxes, was up 47 percent to $2.84 per gallon compared to $1.93 in 2007.

•	Driven by higher fuel prices, first quarter 2008 operating ratio was slightly higher at 81.5 percent versus 81.3 percent in 2007.

•	The Company’s fuel consumption rate, as measured by gallons per thousand gross ton-miles, was a first quarter-best rate of 1.283 versus 1.302 in the first quarter 2007.

•	The effective tax rate in the first quarter of 2008 was 35.5 percent reflecting a state tax law change, which resulted in a one-time after tax earnings increase of $16 million.

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The Company repurchased nearly 3.3 million common shares at an average share price of $123.67 in the first quarter of 2008. The year-over-year reduction in the weighted average diluted shares outstanding drove a 5 percent increase in fully diluted earnings per share.

First Quarter 2008 Freight Revenue Summary versus 2007

•	Agricultural up 24 percent

•	Energy up 17 percent

•	Chemicals up 11 percent

•	Intermodal up 5 percent

•	Industrial Products up 4 percent

•	Automotive up 3 percent

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Second Quarter Outlook

“Although we expect continued challenges from a soft economy and high diesel fuel prices in the Second Quarter and beyond, we’re confident about our future,” Young said. “Union Pacific’s ongoing focus on yield, productivity and service should result in a record 2008.”

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve all six major gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com. Contact for investors is Jennifer Hamann at 402-544-4227. Contact for media is Bob Turner at 402-544-5255 or 402-203-0194.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically statements of management regarding economic conditions, the price of diesel fuel in the future, and the Corporation’s opportunities to achieve record financial performance for the year. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: expectations as to continued or increasing demand for rail transportation services; expectations regarding operational improvements, including the effectiveness of network management initiatives that have been or will be implemented to improve operations, customer service, and shareholder returns; expectations as to increased returns, cost savings, revenue growth, and earnings; expectations regarding fuel price and our ability to mitigate fuel costs; the time by which certain objectives will be achieved, including expected improvements in operations and implementation of network management initiatives; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and statements of management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.

Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2007, which was filed with the SEC on February 28, 2008. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our Web site are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except per Share Amounts and Percentages)

	1st Quarter
For the Period Ending March 31,	2008	2007	%
	(unaudited)
Operating Revenues *
Freight Revenues	$4,059	$3,655	11
Other Revenues	211	194	9

Total Operating Revenues	4,270	3,849	11

Operating Expenses *
Compensation and Benefits	1,132	1,165	(3)
Fuel	957	662	45
Purchased Services and Materials	469	443	6
Equipment and Other Rents	342	339	1
Depreciation	340	325	5
Other	242	196	23

Total Operating Expenses	3,482	3,130	11

Operating Income	788	719	10
Other Income	25	15	67
Interest Expense	(126)	(113)	12

Income Before Income Taxes	687	621	11
Income Tax Expense	(244)	(235)	4

Net Income	$443	$386	15

Share and per Share
Earnings per Share – Basic	$1.71	$1.43	20
Earnings per Share – Diluted	$1.70	$1.41	21
Weighted Average Number of Shares – Basic	259.2	270.6	(4)
Weighted Average Number of Shares – Diluted	261.4	272.8	(4)
Dividends Declared per Share	$0.44	$0.35	26
Operating Ratio	81.5%	81.3%	0.2	pts
Effective Tax Rate	35.5%	37.8%	(2.3	)pts

* Certain prior year amounts have been reclassified to conform to the current period financial statement presentation. The reclassifications include reporting freight revenues instead of commodity revenues. In addition, we modified our operating expense categories to report fuel used in railroad operations as a stand-alone category, to combine purchased services and materials into one line, and to reclassify certain other expenses among operating expense categories. These reclassifications had no impact on previously reported operating revenues, total operating expenses, operating income or net income. See Union Pacific Web site under Investor Relations for reclassified 2007, 2006 and 2005 quarterly numbers.

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UNION PACIFIC CORPORATION

FREIGHT REVENUES STATISTICS

	1st Quarter
For the Period Ending March 31,	2008	2007	%
	(unaudited)
Freight Revenues (Millions):
Agricultural	$756	$611	24
Automotive	363	354	3
Chemicals	603	544	11
Energy	857	731	17
Industrial Products	773	741	4
Intermodal	707	674	5

Total	$4,059	$3,655	11

Revenue Carloads (Thousands):
Agricultural	240	219	10
Automotive	188	201	(6)
Chemicals	225	224	—
Energy	582	551	6
Industrial Products	304	318	(4)
Intermodal	796	821	(3)

Total	2,335	2,334	—

Average Revenue per Car:
Agricultural	$3,151	$2,793	13
Automotive	1,930	1,759	10
Chemicals	2,676	2,430	10
Energy	1,473	1,326	11
Industrial Products	2,540	2,331	9
Intermodal	889	821	8

Average	$1,738	$1,566	11

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UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Millions of Dollars, Except Percentages)

	Mar. 31, 2008	Dec. 31, 2007
	(unaudited)
Assets
Cash and Cash Equivalents	$827	$878
Other Current Assets	1,820	1,716
Total Investments	946	923
Net Properties	34,439	34,158
Other Assets	523	358

Total Assets	$38,555	$38,033

Liabilities and Shareholders’ Equity
Debt Due within One Year	$188	$139
Other Current Liabilities	2,944	2,902
Debt Due after One Year	7,930	7,543
Deferred Income Taxes	10,101	10,050
Other Long-Term Liabilities	1,835	1,814

Total Liabilities	22,998	22,448
Total Shareholders’ Equity	15,557	15,585

Total Liabilities and Shareholders’ Equity	$38,555	$38,033

Debt to Capital	34.3%	33.0%
Adjusted Debt to Capital *	44.4%	43.6%

* Adjusted Debt to Capital is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance. See Union Pacific Web site under Investor Relations for a reconciliation to GAAP.

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UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED CASH FLOWS

(Millions of Dollars)

	1st Quarter
For the Period Ending March 31,	2008	2007
	(unaudited)
Operating Activities
Net Income	$443	$386
Depreciation	340	325
Deferred Income Taxes	36	45
Other - Net	16	(25)

Cash Provided by Operating Activities	835	731

Investing Activities
Capital Investments	(620)	(514)
Other - Net	(151)	(163)

Cash Used in Investing Activities	(771)	(677)

Financing Activities
Common Shares Repurchased	(455)	(186)
Dividends Paid	(115)	(83)
Debt Repaid	(416)	(53)
Debt Issued	842	—
Other - Net	29	39

Cash Used In Financing Activities	(115)	(283)

Net Change in Cash and Cash Equivalents	(51)	(229)
Cash and Cash Equivalents
Beginning of year	878	827

End of period	$827	$598

Free Cash Flow *
Cash Provided by Operating Activities	$835	$731
Cash Used in Investing Activities	(771)	(677)
Dividends Paid	(115)	(83)

Free Cash Flow	$(51)	$(29)

* Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional financing.

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UNION PACIFIC CORPORATION

OPERATING AND PERFORMANCE STATISTICS

	1st Quarter
For the Period Ending March 31,	2008	2007	%
	(unaudited)
Operating / Performance Statistics
Gross Ton-Miles (GTMs) (Millions)	257,174	254,936	1
Employees (Average)	49,073	50,771	(3)
GTMs (Millions) per Employee	5.24	5.02	4
Customer Satisfaction Index	81	79	2	pts
Fuel Statistics
Average Fuel Price per Gallon Consumed	$2.84	$1.93	47
Fuel Consumed in Gallons (Millions)	330	332	(1)
Fuel Consumption Rate *	1.283	1.302	(1)
AAR Reported Performance Measures
Average Train Speed (Miles per Hour)	22.2	21.7	2
Average Terminal Dwell Time (Hours)	25.2	25.3	—
Average Rail Car Inventory	306,342	309,579	(1)
Revenue Ton-Miles (Millions)
Agricultural	22,485	19,249	17
Automotive	3,890	4,330	(10)
Chemicals	13,939	14,044	(1)
Energy	63,334	60,005	6
Industrial Products	17,507	18,516	(5)
Intermodal	19,552	18,994	3

Total	140,707	135,138	4

* Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

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